                                                                 EXHIBIT 23(A)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (File No. 333-00395, File No. 333-43245 and File No. 333-86056) and Forms S-8 (File No. 33-27869, File No. 33-46641, File No.
33-48504, File No. 33-48505, File No. 33-26111, File No. 33-45107 and File No.
333-84170) of Energen Corporation of our report dated March 2, 2004 relating to the consolidated financial statements and financial statement schedule of Energen Corporation, which appears in this Form 10-K.


PricewaterhouseCoopers LLP
Birmingham, Alabama
March 12, 2004